UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011
Accretive Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34746	02-0698101

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700,
Chicago, Illinois (Address of Principal Executive Offices)	60611 (Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Accretive Health, Inc. (the “Company”) held on June 3, 2011, the Company’s stockholders voted on the following proposals, with the following results:
1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2014 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Mary A. Tolan	74,683,304	188,577	15,132,957
J. Michael Cline	72,831,926	2,039,955	15,132,957
Denis J. Nayden	74,681,161	190,720	15,132,957
Following the annual meeting, Edgar M. Bronfman, Jr., Steven N. Kaplan and George P. Shultz, having terms expiring in 2012, and Stanley N. Logan, Arthur H. Spiegel, III and Mark A. Wolfson, having terms expiring in 2013, continued in office.
2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	74,747,797
Against:	115,164
Abstain:	8,920
Broker Non-Votes:	15,132,957
3. The stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every three years.

Every 1 Year:	15,281,604
Every 2 Years:	4,830,774
Every 3 Years:	54,753,791
Abstain:	5,712
Broker Non-Votes:	15,132,957
After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of a triennial advisory stockholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.
4. The selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	89,840,863
Against:	162,272
Abstain:	1,703

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date: June 7, 2011	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer